Exhibit 99.1

1245 “Q” Street Lincoln, NE 68508 Phone: 402-475-2525 Fax: 402-475-9061

Contact:	Kevin R. Karas
Chief Financial Officer
402-475-2525

NATIONAL RESEARCH CORPORATION ANNOUNCES

FOURTH QUARTER AND YEAR-END 2014 RESULTS

LINCOLN, Nebraska (February 10, 2015) — National Research Corporation (NASDAQ: NRCIA and NRCIB) today announced results for the fourth quarter and year-end 2014.

Fourth Quarter

               ●   Net New Sales of $6.5 million

               ●   Revenue up 10% to $25.1 million

               ●   Net Income up 9% to $4.1 million

Year-End 2014

               ●   Total Contract Value $107.0 million

               ●   Revenue up 7% to $98.8 million

               ●   Net Income up 17% to $18.2 million

Remarking on Company momentum, Michael D. Hays, chief executive officer of National Research Corporation said, “Patients are acting a lot more like customers mirroring purchase decisions where value is central to decision making. Given such, our product portfolio, which is all about engaging and understanding customers’ attitudes, preferences and behaviors, is increasingly gaining traction.”

Revenue for the quarter ended December 31, 2014, was $25.1 million, compared to $22.9 million for the same quarter in 2013. Net income for the quarter ended December 31, 2014, was $4.1 million, compared to $3.8 million for the quarter ended December 31, 2013. Diluted earnings per share increased to $0.10 for Class A shares and $0.58 for Class B shares for the quarter ended December 31, 2014, up from diluted earnings per share of $0.09 for Class A shares and $0.54 for Class B shares for the quarter ended December 31, 2013. Combined diluted earnings per share (a non-GAAP measure) increased to $0.17 for the quarter ended
December 31, 2014, from $0.15 for the fourth quarter of 2013.

NRC Announces Fourth Quarter and Year-End 2014 Results

February 10, 2015

Revenue for the year ended December 31, 2014, increased to $98.8 million, compared to $92.6 million for the same period in 2013. Net income for the year ended December 31, 2014, was $18.2 million, compared to $15.5 million for the year ended December 31, 2013. Diluted earnings per share increased to $0.43 for Class A shares and $2.57 for Class B shares for the year ended December 31, 2014, from diluted earnings per share of $0.37 for Class A shares and $2.20 for Class B shares for the year ended December 31, 2013. Combined diluted earnings per share (a non-GAAP measure) increased to $0.74 for the year ended December 31, 2014, from $0.63 for the year ended December 31, 2013.

Regarding the Company’s annual performance, Kevin Karas, chief financial officer of National Research Corporation, said, “We continued to leverage our revenue growth in 2014 and increase our operating income margin to 29% of revenue for the full year. We are also very encouraged by our sales momentum as total net new sales for the second half of 2014 grew by 97% over the first half of 2014 and by 16% over the same period in 2013.”

A listen-only simulcast of National Research Corporation’s 2014 fourth quarter and year-end conference call will be available online at http://www.media-server.com/m/p/87xmikhv on February 11, 2015, beginning at 11:00 a.m. Eastern time. The online replay will follow approximately one hour later and continue for 30 days.

For more than 33 years, National Research Corporation has been at the forefront of patient-centered care, helping healthcare providers measure and improve quality and services through analytics that offer a rich understanding of customers’ experiences, preferences, risks and behaviors across the healthcare continuum.

The information discussed within this release includes financial results and projections that are in accordance with accounting principles generally accepted in the United States (GAAP). In addition, certain non-GAAP financial measures have been provided that calculate combined earnings per share based on combined Class A and Class B shares and share equivalents outstanding, respectively. The non-GAAP measures should be read in conjunction with the corresponding GAAP measures and should be considered in addition to, and not as an alternative or substitute for, the measures prepared in accordance with GAAP. Please note that the Company’s non-GAAP measures may be different than those used by other companies. The additional non-GAAP financial information the Company presents should be considered in conjunction with, and not as a substitute for, the Company’s financial information presented in accordance with GAAP. The non-GAAP financial measures are provided in an effort to provide information that investors may deem relevant to evaluate results from the company's core business operations and to compare the company's performance with prior periods. The company uses both GAAP and these non-GAAP financial measures for evaluating comparable financial performance against prior periods.

This press release includes “forward-looking” statements related to the Company that can generally be identified as describing the Company’s future plans, objectives or goals. Such forward-looking statements are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those currently anticipated. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For further information about the factors that could affect the Company’s future results, please see the Company’s filings with the Securities and Exchange Commission.

-END-

NRC Announces Fourth Quarter and Year-End 2014 Results

February 10, 2015

NATIONAL RESEARCH CORPORATION AND SUBSIDIARY

Unaudited Condensed Consolidated Statements of Income

(In thousands, except per share data)

	Three months ended December 31,		Twelve months ended December 31,
	2014	2013	2014	2013

Revenue	$25,124	$22,923	$98,837	$92,590

Operating expenses:
Direct	10,848	9,648	41,719	38,844
Selling, general and administrative	6,863	6,305	25,018	25,208
Depreciation and amortization	994	944	3,804	3,732
Total operating expenses	18,705	16,897	70,541	67,784

Operating income	6,419	6,026	28,296	24,806

Other income (expense):
Interest income	25	17	83	63
Interest expense	(69)	(88)	(305)	(397)
Other, net	1	(11)	18	16
Total other expense	(43)	(82)	(204)	(318)

Income before income taxes	6,376	5,944	28,092	24,488

Provision for income taxes	2,276	2,177	9,936	9,004

Net income	$4,100	$3,767	$18,156	$15,484

Earnings Per Share of Common Stock:
Basic Earnings Per Share:
Class A	$0.10	$0.09	$0.44	$0.37
Class B	$0.59	$0.55	$2.62	$2.25
Diluted Earnings Per Share:
Class A	$0.10	$0.09	$0.43	$0.37
Class B	$0.58	$0.54	$2.57	$2.20

Weighted average shares and share equivalents outstanding
Class A - basic	20,773	20,692	20,764	20,677
Class B - basic	3,474	3,452	3,473	3,447
Class A - diluted	21,075	21,137	21,076	21,099
Class B - diluted	3,529	3,514	3,536	3,514

-END-

NRC Announces Fourth Quarter and Year-End 2014 Results

February 10, 2015

NATIONAL RESEARCH CORPORATION AND SUBSIDIARY

Unaudited Condensed Consolidated Balance Sheets

(Dollars in thousands, except per share amounts and par value)

	Dec. 31, 2014	Dec. 31, 2013
ASSETS
Current Assets:
Cash and cash equivalents	$40,042	$22,092
Accounts receivable, net	8,116	11,043
Income taxes receivable	1,100	357
Other current assets	3,930	3,074
Total current assets	53,188	36,566

Property and equipment, net	12,143	11,898
Goodwill	58,489	57,593
Other, net	5,690	5,031
Total Assets	$129,510	$111,088

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities:
Accounts payable and accrued expenses	$6,028	$3,230
Deferred revenue	15,095	13,885
Accrued compensation	4,365	4,319
Income taxes payable	110	92
Notes payable	2,328	2,256
Total Current Liabilities	27,926	23,782

Non-current liabilities	13,836	15,551

Total Liabilities	41,762	39,333

Shareholders’ Equity:
Preferred stock, $0.01 par value, authorized 2,000,000 shares, none issued	--	--
Class A Common stock, $0.001 par value; authorized 60,000,000 shares, issued 25,475,662 in 2014 and 25,285,029 in 2013, outstanding 20,894,286 in 2014 and 20,768,784 in 2013	25	25
Class B Common stock, $0.001 par value; authorized 80,000,000 shares, issued 4,251,889 in 2014 and 4,220,117 in 2013, outstanding 3,494,865 in 2014 and 3,467,410 in 2013	4	4
Additional paid-in capital	44,864	42,192
Retained earnings	73,686	58,042
Accumulated other comprehensive income (loss)	(773)	302
Treasury stock	(30,058)	(28,810)
Total shareholders’ equity	87,748	71,755
Total liabilities and shareholders’ equity	$129,510	$111,088

-END-

NRC Announces Fourth Quarter and Year-End 2014 Results

February 10, 2015

NATIONAL RESEARCH CORPORATION AND SUBSIDIARY

Unaudited Non-GAAP Combined Earnings Per Share Schedule

(In thousands, except per share data)

	Three months ended December 31,		Twelve months ended December 31,
	2014	2013	2014	2013

Combined Earnings Per Share
Basic Earnings Per Share	$0.17	$0.16	$0.75	$0.64
Diluted Earnings Per Share	$0.17	$0.15	$0.74	$0.63
Combined weighted average shares and share equivalents outstanding
Combined - Basic	24,247	24,144	24,237	24,123
Combined - Diluted	24,603	24,651	24,611	24,613

-END-